Exhibit 99.1

JCPENNEY TAKES STRATEGIC ACTIONS TO
 MAXIMIZE LONG-TERM GROWTH AND PROFITABILITY

Series of Steps Designed to Streamline Operations
and Focus Investment on Highest Return Opportunities

PLANO, Texas (Jan. 24, 2011) – J. C. Penney Company, Inc. (NYSE:JCP) today announced a series of actions designed to build on its accomplishments in 2010 and allow it to focus on its highest potential growth opportunities by reducing investment in areas of the business that no longer contribute meaningfully to its financial performance. They include closing certain underperforming store locations, the wind down of its catalog and outlet operations, and streamlining its Call Center operations and Custom Decorating business.

These actions follow an extensive review by JCPenney’s Executive Board and Board of Directors of opportunities for enhanced profitability and sales growth within the framework of the Company’s Long Range Plan.

Myron E. (Mike) Ullman, III, chairman and chief executive officer, said, “We are focused on increasing profitability and accelerating our growth. To achieve this, we undertook a thorough evaluation of our operations to ensure we are managing costs and allocating our resources to the strategies that will best drive both our top and bottom line, with the objective of delivering enhanced returns to shareholders.”

Mr. Ullman continued, “The actions we are announcing today are significant steps in an ongoing process to ensure we are best managing costs and allocating our resources effectively to the strategies that will allow us to improve margins and drive profitable sales over the long term. We see significant opportunities ahead in our core department store and online businesses as part of our Long Range Plan and we are well prepared to capitalize on them in 2011 and the years to come.”

The actions the Company is taking include the following:

·
Closing five JCPenney department stores located in Morrow, Ga.; West Dundee, Ill.; Des Moines, Iowa; High Point, N.C.; and Culpeper, Va.; and one JCPenney Home Store located in Duluth, Ga.   These six locations no longer meet the Company’s profitability threshold.

·
Completion of the wind down of the Company’s legacy catalog business, including exiting its catalog outlets. This business includes a total of 19 outlet stores, which carry a significant amount of catalog merchandise. This will occur over the course of 2011 and 2012. Additionally, the Company will be consolidating its furniture outlet business, closing one store located in Rancho Cucamonga, Calif.  Upon the closing of this store, the Company will have two remaining furniture outlet stores to handle the disposition of surplus furniture from its retail store operations.

·
Realignment of its Call Center operations through closing its facilities in Grand Rapids, Mich. and Albuquerque, NM and consolidating all activity supporting its department store and online customers into three existing facilities in Columbus, Ohio, Pittsburgh and Milwaukee.

·
Reorganization of its Custom Decorating business to redeploy resources that drive productivity and profitability while creating a more compelling offer for customers.  As part of this process, the Company will close its Sacramento, Calif. Custom Decorating Fabrication facility, leaving one remaining facility in Statesville, N.C., where it will increase its staffing to support customer demand. Additionally, the Company will move from managing 525 individual, in-store custom decorating studios to supporting 300 studios in key markets.

The Company will initiate these actions over the course of 2011 and expects that they will result in a positive impact to earnings in 2012, the first full year of implementation, of approximately $25 to $30 million, or approximately $0.07 per share.  Additionally, there will be estimated one-time charges of approximately $30 million, or $0.08 per share, in the fourth quarter of fiscal 2010 and approximately $20 million, or $.05 per share during 2011 to reflect the transition.

“It is always difficult to make decisions that impact our associates, and we are committed to treating them fairly.  As we continue to position our Company for the future, we determined that these steps are necessary to capitalize on the growth opportunities we see ahead while we ensure we are managing costs appropriately and continually enhancing the profitability of our operations,” said Mr. Ullman.

When it announces its fourth quarter earnings for fiscal 2010, on Friday, Feb. 25th, the Company will provide an overview of the initiatives it will undertake in 2011 to capitalize on its growth opportunities in its core department store and online businesses.

In a separate press release today, JCPenney announced that its Board of Directors has agreed to appoint two new members to the Board.

Investment Community Conference Call & Webcast at 9:30 am ET Today
JCPenney’s management will hold a live conference call this morning at 8:30 am CT / 9:30 am ET to discuss its plans and take questions from the investment community.  Access to the conference call is open to the press and general public in a listen-only mode. To access the conference call, please dial (877) 407-0778, or (201) 689-8565 for international callers, and reference the JCPenney Conference Call. The telephone playback will be available for seven days beginning approximately two hours after the conclusion of the call by dialing (877) 660-6853, account code 286, conference ID number 365060. The live webcast may be accessed via JCPenney's Investor Relations page at jcpenney.net, on streetevents.com (for members) or on investorcalendar.com. Replays of the webcast will be available for up to 90 days after the event.

For further information:
Investor Relations
Kristin Hays and Angelika Torres; (972) 431-5500
jcpinvestorrelations@jcpenney.com

Media Relations
Darcie Brossart and Rebecca Winter; (972) 431-3400
jcpcorpcomm@jcpenney.com

Corporate Website
www.jcpenney.net

About JCPenney

JCPenney, one of America's leading retailers, operates over 1,100 department stores throughout the United States and Puerto Rico, as well as one of the largest apparel and home furnishing sites on the Internet, jcp.com. Serving more than half of America’s families each year, JCPenney offers a wide array of private, exclusive and national brands which reflect the Company’s vision to be America’s shopping destination for discovering great styles at compelling prices. Traded as “JCP” on the New York Stock Exchange, the $17.6 billion retailer is transforming its organization to support its Long Range Plan strategies to build a sustainable, profitable enterprise that serves its customers, engages its associates and rewards its shareholders.  For more information, visit www.jcpenney.net.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, trade restrictions, changes in tariff, freight, paper and postal rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, risks associated with war, an act of terrorism or pandemic, and a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information. Please refer to the Company's most recent Form 10-K and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account when making investment decisions. We do not undertake to update these forward-looking statements as of any future date.

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